UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.2 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2017 Equity Incentive Plan

On July 12, 2021, the Board of Directors (the “Board”) of Purple Innovation, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) to (i) provide that if, following the termination of a participant’s employment or service other than for cause, during the last thirty days of a post-termination exercise period the participant is prohibited by applicable law from exercising the participant’s options, then the post-termination exercise period will be extended to the last day of the calendar month that commences following the end of such post-termination exercise period, with an additional extension of the exercise period to the last day of the next calendar month to apply if any such prohibitions apply at any time during such extended exercise period, provided that in no event will the option be exercisable beyond the expiration of its maximum term; (ii) eliminate the 2017 Plan’s default provisions regarding treatment of awards in connection with a change of control, to provide discretion to the Board to determine such treatment; and (iii) update certain provisions relating to compliance with Section 409A of the Internal Revenue Code.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Restatement and Amendment of 2019 Long-Term Equity Incentive Plan

On July 12, 2021, the Board approved the Restated and Amended 2019 Long-Term Equity Incentive Plan (the “Amended LTIP”) pursuant to the 2017 Plan previously approved by the Company’s stockholders, which amends the original 2019 Long-Term Equity Incentive Plan to (i) include grants of Restricted Share Unit and Performance-Based Share Unit awards and make conforming changes; (ii) allow the participation of executive officers in the Amended LTIP, including certain of the Company’s named executive officers such as Craig Phillips, the Company’s Chief Financial Officer, and John Legg, the Company’s Chief Operating Officer, and excluding the Chief Executive Officer; and (iii) make other minor edits. The foregoing summary of the Amended LTIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended LTIP, which is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

RSU Agreement

In connection with the approval of the Amended LTIP on July 12, 2021, the Board adopted a form of Restricted Share Unit Agreement (the “RSU Agreement”) for Restricted Share Unit awards granted under the 2017 Plan pursuant to the Amended LTIP. The RSU Agreement provides for the vesting of the underlying restricted shares in one-third increments on each of the first, second, and third anniversaries of March 15 of the year of the grant. If the participant’s employment is terminated prior to the end of the vesting period, any unvested portion of the award will be forfeited; provided that if the participant’s employment is terminated on or after the first March 15 anniversary without cause and on or within twelve months after a change of control, then, subject to the Board’s determination of alternative treatment, 100% of the award shall vest and become payable upon such termination. The RSU Agreement also incorporates the terms of the 2017 Plan and the Amended LTIP. The foregoing summary of the RSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSU Agreement, which is attached as Exhibit 99.3 to this report and is incorporated by reference herein.

PSU Agreement

Also in connection with the approval of the Amended LTIP on July 12, 2021, the Board adopted a form of Performance-Based Share Unit Agreement (the “PSU Agreement”) for Performance-Based Share Unit (“PSU”) awards granted under the 2017 Plan pursuant to the Amended LTIP. Each PSU Agreement will set forth the maximum number of PSUs to be earned, assuming achievement of the relevant performance goals over the performance period commencing on the date of the grant and ending on the third anniversary of March 15 of the year of the grant.

Performance goals shall be based on the attainment of specific levels of performance of the Company as determined by the Human Capital & Compensation Committee (the “Committee”) of the Board, based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Achievement of the Company’s objectives relating to the relevant performance metric during the performance period will determine the actual number of PSUs to be earned. Each PSU earned will be settled in one share of the Company’s common stock and shall vest on the Committee’s determination date, subject in each case, to such participant’s service to the Company through such date. If such participant’s employment is terminated on or after the first anniversary of March 15 of the year of the grant and prior to the end of the performance period without cause on or within twelve months after a change in control of the Company, then such participant will be entitled to receive a pro-rata distribution of the target shares determined in the sole discretion of the Committee, based on the performance goals attained as of the termination date or the end of the performance period, whichever produces a lower amount, subject to the Committee’s discretion to make adjustments to the terms and conditions of the PSU in the event of a change in control of the Company.

The foregoing summary of the PSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PSU Agreement, which is attached as Exhibit 99.4 to this report and is incorporated by reference herein.

Adoption of 2021 Short-Term Cash Incentive Plan

On July 12, 2021, the Board approved the 2021 Short-Term Cash Incentive Plan (the “STIP”). Participation in the STIP is limited to key employees who are employed to serve as C-Suite executives (other than the Chief Executive Officer), Senior Vice Presidents, Vice Presidents, or Senior Directors, including certain of the Company’s named executive officers such as Craig Phillips, the Company’s Chief Financial Officer, and John Legg, the Company’s Chief Operating Officer. Not all eligible employees, including the eligible named executive officers, are guaranteed to participate in the STIP, as participation will be subject to Board discretion and approval. The STIP will be administered by the Committee as authorized by the Board.

For the STIP to activate, the Company must achieve certain minimum net revenue and adjusted EBITDA financial targets. If the Company does not reach both of the financial targets at the minimum target level, no cash awards will be paid to any of the participants under the STIP.

If the Company achieves the minimum net revenue and adjusted EBITDA targets, participants are eligible to receive a bonus amount in cash equal to their individual allocation multiplied by the total bonus fund amount. Each participant’s individual allocation is determined based on their “incentive points” relative the total incentive points of all participants. Incentive points are calculated based on the participant’s annual salary multiplied by the participant’s incentive factor and divided by 1,000,000. The incentive factor is a percentage, of which 70% is determined based on the Company’s achievement of both of the financial targets at the minimum target amounts and the remaining 30% is based on the participant’s achievement of personal performance criteria selected by management and approved by the Board. The portion of the incentive factor based on personal performance criteria may be adjusted upward to a maximum of 45% if the participant exceeds certain performance measures, such that the participant’s incentive factor could exceed 100%.

The bonus fund amount is calculated as the sum of each participant’s annual base salary multiplied by that participant’s participation percentage set forth in their participation letter, with the result multiplied by a percentage from 50% to 150% based on whether and the extent to which the net revenue target and adjusted EBITDA financial targets exceed certain minimum and plan target threshold amounts up to a maximum target amount. The percentage for each financial target will be determined in proportion to the actual amount achieved in between the minimum target and the plan target for the incremental percentage increase between 50% and 100%, or in proportion to the actual amount achieved in between the plan target and maximum target for the incremental percentage increase between 100% and 150%. In no event will the percentage for either financial target be below 50% or above 150%. The percentage will be weighted at 50% for the adjusted EBITDA target and 50% for the net revenue target.

The foregoing summary of the STIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the STIP, which is attached as Exhibit 99.5 to this report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
99.1	Amendment to Purple Innovation, Inc. 2017 Equity Incentive Plan dated July 12, 2021

99.2	Restated and Amended Purple Innovation, Inc. 2019 Long-Term Equity Incentive Plan, dated as of July 12, 2021

99.3	Form of Restricted Share Unit Agreement

99.4	Form of Performance-Based Share Unit Agreement

99.5	Purple Innovation, Inc. 2021 Short-Term Cash Incentive Plan, dated as of July 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2021	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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